Exhibit 99.1

GRUBHUB REPORTS RECORD FOURTH QUARTER

AND FULL YEAR 2016 RESULTS

Grubhub generates 38% revenue growth in the fourth quarter

CHICAGO, Feb. 8, 2017 – Grubhub Inc. (NYSE: GRUB), the nation’s leading takeout marketplace, today announced financial results for the quarter and year ended Dec. 31, 2016. Orders grew 21% year-over-year, and the Company posted quarterly revenues of $137.5 million, which is a 38% year-over-year increase from $100.0 million in the fourth quarter of 2015.

“Grubhub had a transformative year in 2016. We dramatically improved our product and reaccelerated order growth. Fueled by data-driven product enhancements, substantial strides in delivery, and a refreshed marketing approach, we exited the year growing DAGs faster than we did a year ago,” said Matt Maloney, Grubhub CEO. “With Grubhub delivery now in roughly 70 markets across the country and a significantly improved restaurant network, we enter 2017 well positioned to press our market leading advantage and give Grubhub growth momentum for years to come.”

Fourth Quarter and Full Year 2016 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months and year ended Dec. 31, 2016, as compared to the same periods in 2015.

Fourth Quarter Financial Highlights

•	Revenues: $137.5 million, a 38% year-over-year increase from $100.0 million in the fourth quarter of 2015.
•	Net Income: $13.6 million, or $0.16 per diluted share, a 21% year-over-year increase from $11.3 million, or $0.13 per diluted share, in the fourth quarter of 2015.
•	Non-GAAP Adjusted EBITDA: $39.2 million, a 46% year-over-year increase from $26.8 million in the fourth quarter of 2015.
•	Non-GAAP Net Income: $19.8 million, or $0.23 per diluted share, a 19% year-over-year increase from $16.7 million, or $0.19 per diluted share, in the fourth quarter of 2015.

Fourth Quarter Key Business Metrics Highlights

•	Active Diners were 8.17 million, a 21% year-over-year increase from 6.75 million Active Diners in the fourth quarter of 2015.
•	Daily Average Grubs were 292,500, a 21% year-over-year increase from 241,800 Daily Average Grubs in the fourth quarter of 2015.
•	Gross Food Sales were $818 million, a 27% year-over-year increase from $643 million in the fourth quarter of 2015.

Full Year Financial Highlights

•	Revenues: $493.3 million, a 36% year-over-year increase from $361.8 million in 2015.
•	Net Income: $49.6 million, or $0.58 per diluted share, a 30% year-over-year increase from $38.1 million, or $0.44 per diluted share, in 2015.
•	Non-GAAP Adjusted EBITDA: $144.6 million, a 38% year-over-year increase from $105.0 million in 2015.
•	Non-GAAP Net Income: $76.6 million, or $0.89 per diluted share, a 32% year-over-year increase from $58.1 million, or $0.68 per diluted share.

Full Year Key Business Metrics Highlights

•	Active Diners were 8.17 million, a 21% year-over-year increase from 6.75 million Active Diners in 2015.
•	Daily Average Grubs were 274,800, a 21% year-over-year increase from 227,100 Daily Average Grubs in 2015.
•	Gross Food Sales were $3.0 billion, a 27% year-over-year increase from $2.4 billion in 2015.

“Our rapid scaling in delivery combined with our substantial incremental margins helped Grubhub post record profits in 2016. Adjusted EBITDA grew 38% for the year, with Adjusted EBITDA per order growing 14% to $1.44 per order in 2016 from $1.27 the prior year,” said Adam DeWitt, Grubhub CFO. “Throughout 2016 and into this year, we’ve been adding the highest quality restaurants in all of our markets to our vastly improved diner platform. We believe this formula will support us in driving growth across our network, while our scale will help us generate more cash flow per order over time.”

First Quarter and Full Year 2017 Guidance

Based on information available as of Feb. 8, 2017, the Company is providing the following financial guidance for the first quarter and full year of 2017:

	First Quarter 2017	Full Year 2017
(in millions)
Expected Revenue range	$148 - $156	$620 - $660
Expected Adjusted EBITDA range	$37 - $42	$165 - $190

Fourth Quarter 2017 Financial Results Conference Call

Grubhub will webcast a conference call today at 9 a.m. CT to discuss the fourth quarter 2016 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website until Feb. 22, 2017.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile takeout food-ordering marketplace with the most comprehensive network of restaurant partners and largest active diner base. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the Company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 50,000 restaurant partners in over 1,100 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, AllMenus, MenuPages, LAbite, Restaurants on the Run, DiningIn and Delivered Dish.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of Grubhub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on Feb. 26, 2016 and our most recent Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2016, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Annual Report on Form 10-K that will be filed for the year ended Dec. 31, 2016, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	$137,457	$99,959	$493,331	$361,825
Costs and expenses:
Sales and marketing	29,636	24,921	110,323	91,150
Operations and support	51,727	32,483	171,756	107,424
Technology (exclusive of amortization)	10,689	8,802	42,454	32,782
General and administrative	12,252	11,457	49,753	40,506
Depreciation and amortization	9,911	6,657	35,193	28,034
Total costs and expenses	114,215	84,320	409,479	299,896
Income before provision for income taxes	23,242	15,639	83,852	61,929
Provision for income taxes	9,605	4,351	34,295	23,852
Net income attributable to common stockholders	$13,637	$11,288	$49,557	$38,077
Net income per share attributable to common stockholders:
Basic	$0.16	$0.13	$0.58	$0.45
Diluted	$0.16	$0.13	$0.58	$0.44
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	85,608	84,823	85,069	84,076
Diluted	86,666	86,028	86,135	85,706

KEY OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Active Diners (000s)	8,174	6,746	8,174	6,746
Daily Average Grubs	292,500	241,800	274,800	227,100
Gross Food Sales (millions)	$817.7	$642.5	$2,998.1	$2,353.6

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$239,528	$169,293
Short term investments	84,091	141,448
Accounts receivable, less allowances for doubtful accounts	60,550	42,051
Prepaid expenses	12,168	3,482
Total current assets	396,337	356,274
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	46,555	19,082
OTHER ASSETS:
Other assets	4,530	3,105
Goodwill	436,455	396,220
Acquired intangible assets, net of amortization	313,630	285,567
Total other assets	754,615	684,892
TOTAL ASSETS	$1,197,507	$1,060,248
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$83,349	$64,326
Accounts payable	7,590	8,189
Accrued payroll	7,338	4,841
Taxes payable	865	426
Other accruals	11,348	11,830
Total current liabilities	110,490	89,612
LONG TERM LIABILITIES:
Deferred taxes, non-current	108,022	87,584
Other accruals	6,876	5,456
Total long term liabilities	114,898	93,040
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	8
Accumulated other comprehensive loss	(2,078)	(604)
Additional paid-in capital	805,731	759,292
Retained earnings	168,457	118,900
Total Stockholders’ Equity	$972,119	$877,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,197,507	$1,060,248

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$49,557	$38,077
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	8,921	5,085
Provision for doubtful accounts	1,102	850
Deferred taxes	1,027	(3,835)
Amortization of intangible assets	26,272	22,949
Stock-based compensation	23,559	13,450
Deferred rent	1,286	32
Other	(406)	529
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(17,488)	(4,343)
Prepaid expenses and other assets	(8,765)	242
Restaurant food liability	16,451	(29,409)
Accounts payable	(3,204)	3,312
Accrued payroll	1,819	(2,104)
Other accruals	(2,453)	(80)
Net cash provided by operating activities	97,678	44,755
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(226,694)	(220,667)
Proceeds from maturity of investments	284,662	189,872
Capitalized website and development costs	(12,809)	(7,137)
Purchases of property and equipment	(24,087)	(4,150)
Acquisitions of businesses, net of cash acquired	(65,849)	(73,907)
Acquisition of other intangible assets	(250)	—
Other cash flows from investing activities	(492)	(408)
Net cash used in investing activities	(45,519)	(116,397)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	(14,774)	—
Proceeds from exercise of stock options	13,468	11,919
Excess tax benefits related to stock-based compensation	24,906	27,830
Taxes paid related to net settlement of stock-based compensation awards	(2,779)	(345)
Payments for debt issuance costs	(1,477)	—
Net cash provided by financing activities	19,344	39,404
Net change in cash and cash equivalents	71,503	(32,238)
Effect of exchange rates on cash	(1,268)	(265)
Cash and cash equivalents at beginning of year	169,293	201,796
Cash and cash equivalents at end of the period	$239,528	$169,293
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common stock issued for acquisitions	$—	$15,980
Cash paid for income taxes	8,722	—

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$13,637	$11,288	$49,557	$38,077
Income taxes	9,605	4,351	34,295	23,852
Depreciation and amortization	9,911	6,657	35,193	28,034
EBITDA	33,153	22,296	119,045	89,963
Acquisition and restructuring costs	253	468	2,042	1,554
Stock-based compensation	5,804	4,072	23,559	13,450
Adjusted EBITDA	$39,210	$26,836	$144,646	$104,967

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$13,637	$11,288	$49,557	$38,077
Stock-based compensation	5,804	4,072	23,559	13,450
Amortization of acquired intangible assets	4,801	4,774	20,871	18,236
Accelerated write-down of Seamless technology platform	—	—	—	1,897
Acquisition and restructuring costs	253	468	2,042	1,554
Income tax adjustments	(4,692)	(3,928)	(19,472)	(15,109)
Non-GAAP net income	$19,803	$16,674	$76,557	$58,105
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	86,666	86,028	86,135	85,706
Non-GAAP net income per diluted share attributable to common stockholders	$0.23	$0.19	$0.89	$0.68

	Guidance
	Three Months Ended March 31, 2017		Year Ended December 31, 2017
	Low	High	Low	High
	(in millions)
Net income	$12.5	$15.5	$58.6	$73.5
Income taxes	8.5	10.5	39.9	50.0
Depreciation and amortization	9.5	9.5	39.0	39.0
EBITDA	30.5	35.5	137.5	162.5
Acquisition and restructuring costs	—	—	—	—
Stock-based compensation	6.5	6.5	27.5	27.5
Adjusted EBITDA	$37.0	$42.0	$165.0	$190.0